UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 23, 2015

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of CAS Medical Systems, Inc. (the “Company”) held on June 23, 2015, four proposals were voted upon and approved by the Company’s stockholders.  A brief description of each proposal voted upon at the annual meeting and the number of votes cast for, against, and withheld, as well as the number of abstentions and broker non-votes, where applicable, are set forth below.

(1)    Election of seven members of the Board of Directors, each for a term of one year:

Nominee	For	Withheld	Broker Non-Votes
Alan W. Milinazzo	17,208,464	434,898	11,227,351
Paul A. Molloy	17,207,464	435,898	11,227,351
Thomas M. Patton	17,208,364	434,998	11,227,351
Gregory P. Rainey	16,943,664	699,698	11,227,351
James E. Thomas	17,181,564	461,798	11,227,351
Kathleen A. Tune	16,918,564	724,798	11,227,351
Kenneth R. Weisshaar	17,208,464	434,898	11,227,351

(2)    Approval of amendment to Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 60,000,000:

For	Against	Abstain	Broker Non-Votes
26,678,935	1,421,795	86,298	683,685

A copy of the Certificate of Amendment of Certificate of Incorporation of CAS Medical Systems, Inc. dated June 23, 2015, as filed with the Delaware Secretary of State, is attached as Exhibit 3.1 to this Current Report on Form 8-K.

(3)    Advisory approval of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
17,016,107	117,748	509,507	11,227,351

(4)    Ratification of the appointment of CohnReznick LLP as auditor for the Company for the fiscal year ending December 31, 2015:

For	Against	Abstain
28,486,585	217,268	166,860

Item 9.01	Financial Statements and Exhibits.

(d)                       Exhibits.

  3.1          Certificate of Amendment of Certificate of Incorporation of CAS Medical Systems, Inc. dated June 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: June 25, 2015	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer